                                                                   EXHIBIT 10.44


UFP
TECHNOLOGIES
172 East Main Street
Georgetown, MA  01833
tel. 978-352-2200 / fax 978-352-5616

                                                              February 20, 2001

Mr. Jeffrey L. Berkowitz
Cramer, Berkowitz Partners, L.P.
40 Fulton Street, 24th Floor
New York, NY  10038

RE:  Agreement Letter to Purchase 300,000 Shares of UFPT Stock

Dear Mr. Berkowitz:

     The purpose of this letter is to set forth our agreement with respect to the purchase by UFP Technologies, Inc. ("UFP") of 300,000 shares of the common stock (the "Common Stock") of UFP from the persons listed on Schedule A hereto (the "Sellers").

     1. Subject to the approval of UFP's Board of Directors, UFP hereby agrees to purchase 300,000 shares of Common Stock (the "Stock") from the Sellers pursuant to the terms hereof at a price equal to the lesser of (a) $1.75 per share and (b) the closing price of UFP stock as reported on the NASDAQ National Market on Tuesday, February 20, 2001. Upon notice of satisfaction of the conditions set forth in this Section 1, the Sellers shall deliver promptly to UFP certificates representing the Stock, endorsed in blank and in proper form for transfer (the "Certificates"). Upon receipt of the Certificates, UFP shall wire the purchase price for the Stock in accordance with your written instructions.

     2. The Sellers hereby represent and warrant that: (i) the Sellers own, hold and have good and marketable title to all the Stock, free and clear of any and all liens, pledges and encumbrances of any kind, (ii) the Sellers have beneficially owned the Stock for more than two years prior to the date of this Agreement, (iii) the Sellers are authorized to enter into this Agreement and the transactions contemplated hereby and (iv) the Sellers' execution of this Agreement and performance of the Sellers' obligations under this Agreement will not violate, breach or conflict with any agreements or court orders to which the Sellers are subject.

     3. The Sellers hereby further acknowledge: (i) that the Sellers approached UFP and proposed that UFP repurchase the Stock; (ii) that UFP from time to time considers strategic alliances, joint ventures and acquisitions, as well as share buy-back, going-private and change-of-control transactions; and (iii) that there may be material, nonpublic information regarding UFP that has not been disclosed to the Sellers and that could dramatically increase or decrease the value of the Stock, such as information concerning transactions like those described above or other matters, such as product introductions, new customers or changes in the competitive landscape.

UFP Technologies, Inc. - Cramer, Berkowitz Partners, L.P.
Agreement Letter to Purchase 300,000 Shares of UFPT Stock
                                                       February 20, 2001, page 2
--------------------------------------------------------------------------------


     4. The Sellers, on their behalf and on behalf of each of their affiliates, hereby release and forever discharge UFP, and each of UFP's respective past, present and future representatives, affiliates, stockholders, directors, officers, controlling persons, subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity and which the Sellers or any of the Sellers' respective affiliates now have, have ever had or may hereafter have against the respective Releases arising by virtue of the sale of Stock hereunder.

     5. This Agreement constitutes the entire agreement between the parties. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties. No waiver by any party of any default, misrepresentation or breach of warranty or a covenant hereunder, whether intentional or not, shall be effective unless in writing and signed by a person duly authorized to waive the interests of such party. No such waiver shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable conflicts of laws thereof.

If the agreement set forth herein is acceptable to you, please sign below where indicated.

Sincerely,
UFP TECHNOLOGIES, INC.

By: /s/ R. Jeffrey Bailly
    ---------------------
       R. Jeffrey Bailly, President & CEO   Accepted and Agreed:

                                            CRAMER, BERKOWITZ PARTNERS, L.P.

                                            By: /s/ Jeffrey L. Berkowitz
                                                --------------------------------
                                                Jeffrey L. Berkowitz


                                            BERKOWITZ CAPITAL & CO., L.L.C.

                                            By: /s/ Jeffrey L. Berkowitz
                                                --------------------------------
                                                Jeffrey L. Berkowitz


                                            J.L. BERKOWITZ & CO., L.L.C.

                                            By: /s/ Jeffrey L. Berkowitz
                                                --------------------------------
                                                Jeffrey L. Berkowitz

UFP Technologies, Inc. - Cramer, Berkowitz Partners, L.P.
Agreement Letter to Purchase 300,000 Shares of UFPT Stock
                                                       February 20, 2001, page 3
--------------------------------------------------------------------------------



                                   SCHEDULE A

                        Cramer, Berkowitz Partners, L.P.
                         Berkowitz Capital & Co., L.L.C.
                          J.L. Berkowitz & Co., L.L.C.